April 22, 2025

Blue Chip Investor Funds

1939 Friendship Drive, Suite C

El Cajon, CA 92020

Re: Blue Chip Investor Funds, File Nos. 333-73104 and 811-10571

Gentlemen:

A legal opinion that we prepared was filed with Post-Effective Amendment No. 1 to the Blue Chip Investor Funds Registration Statement (the “Legal Opinion”). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 36 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

        /s/ Thompson Hine LLP

Thompson Hine LLP